UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 24, 2002

Community Trust Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Kentucky	0-11129	61-0979818
(State or other jurisdiction of	(Commission file number)	(IRS Employer Identification Number)
Incorporation)

346 North Mayo Trail
Pikeville, Kentucky		41501
(Address of principal executive offices)		(Zip code)

(606) 432-1414

(Registrant's telephone number, including area code)

Item 5. Stock Dividend

Community Trust Bancorp, Inc. today announced the declaration of a 10% stock dividend to shareholders of record on December 1, 2002.

See Exhibit 1.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

By:

Date:	October 24, 2002	/s/ Jean R. Hale
Jean R. Hale
Vice Chairman, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Sequentially Numbered Pages

1 Community Trust Bancorp, Inc. 5 Press Release dated October 24, 2002

Exhibit 1

Community Trust Bancorp, Inc.

346 North Mayo Trail

P.O. Box 2947

Pikeville, Kentucky 41502

COMMUNITY TRUST BANCORP, INC.

NEWS RELEASE

FOR IMMEDIATE RELEASE

October 24, 2002

FOR ADDITIONAL INFORMATION PLEASE CONTACT JEAN R. HALE, VICE CHAIRMAN, PRESIDENT & CEO, COMMUNITY TRUST BANCORP, INC., AT (606) 437-3294.

Community Trust Bancorp, Inc. today announced the declaration of a 10% stock dividend to shareholders of record on December 1, 2002. The dividend will be distributed on December 15, 2002. This dividend is in addition to the quarterly cash dividend of $0.21 per share which will be paid on January 1, 2003, to shareholders of record on December 15, 2002. This represents an increase of 10% in the quarterly cash dividend after adjusting for the stock dividend.

Community Trust Bancorp, Inc. with assets of $2.4 billion, is headquartered in Pikeville, Kentucky, and has 69 banking locations across eastern and central Kentucky, and 5 banking locations in West Virginia.